Exhibit 99.1

MSCI Inc. Reports Fourth Quarter and Fiscal Year 2011 Financial Results

New York – February 2, 2012 – MSCI Inc. (NYSE: MSCI), a leading global provider of investment decision support tools, including indices, portfolio risk and performance analytics and corporate governance services, today announced results for the fourth quarter and fiscal year ended December 31, 2011. For comparative purposes, selected pro forma results are also presented, as if MSCI had acquired RiskMetrics Group, Inc. (“RiskMetrics”) on December 1, 2009. In December 2010, MSCI changed its fiscal year end from November 30 to December 31, effective with the fiscal year beginning January 1, 2011.

(Note: Percentage changes are referenced to the comparable fiscal period in fiscal year 2010, unless otherwise noted.)

•	Operating revenues increased 6.0% to $226.1 million in fourth quarter 2011 and 35.9% to $900.9 million for fiscal year 2011. Compared to pro forma 2010, fiscal year 2011 revenues rose 10.4%.

•	Net income increased 47.0% to $44.5 million in fourth quarter 2011 and 88.2% to $173.5 million for fiscal year 2011. Fiscal year 2011 Net income rose 56.5% compared to pro forma fiscal year 2010.

•

Adjusted EBITDA (defined below) grew by 4.8% to $103.6 million in fourth quarter 2011 and 36.1% to $418.7 million in fiscal year 2011. Compared to pro forma 2010, fiscal year 2011 Adjusted EBITDA grew by 17.4%. The Adjusted EBITDA margin was 45.8% in fourth quarter 2011 and 46.5% for fiscal year 2011.

•	Diluted EPS rose 44.0% to $0.36 in fourth quarter 2011 and 74.1% to $1.41 in fiscal year 2011.

•	Fourth quarter 2011 Adjusted EPS (defined below) rose 25.0% to $0.45. Fiscal year 2011 Adjusted EPS rose 37.0% to $1.85.

Henry A. Fernandez, Chairman and CEO, said, “In 2011, MSCI reported 10% growth in pro forma revenues, 17% growth in pro forma Adjusted EBITDA and 37% growth in Adjusted EPS in 2011 despite the difficult global economic environment. MSCI’s fourth quarter revenues, Adjusted EBITDA and Adjusted EPS grew by 6%, 5% and 25%, respectively, and we recorded solid gains in new recurring subscription sales.

“We continued to invest in our businesses throughout 2011, including the addition of more than 300 employees. We look forward to realizing the benefits of these investments in the coming years,” added Mr. Fernandez.

Table 1: MSCI Inc. Selected Financial Information (unaudited)

	Three Months Ended		Change from	Twelve Months Ended		Change from
	December 31,	November 30,	November 30,	December 31,	November 30,	November 30,
In thousands, except per share data	2011	2010	2010	2011	2010	2010
Operating revenues	$226,134	$213,318	6.0%	$900,941	$662,901	35.9%
Operating expenses	144,501	142,598	1.3%	578,943	456,778	26.7%
Net income	44,486	30,266	47.0%	173,454	92,170	88.2%
% Margin	19.7%	14.2%		19.3%	13.9%
Diluted EPS	$0.36	$0.25	44.0%	$1.41	$0.81	74.1%
Adjusted EPS[1]	0.45	0.36	25.0%	1.85	1.35	37.0%
Adjusted EBITDA[2]	$103,648	$98,914	4.8%	$418,740	$307,603	36.1%
% Margin	45.8%	46.4%		46.5%	46.4%

[1]

Per share net income before after-tax impact of amortization of intangibles, non-recurring stock-based compensation, restructuring costs, third party transaction expenses associated with the acquisition of RiskMetrics and debt repayment and refinancing expenses. See Table 15 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS” and information about the use of non-GAAP financial information provided under “Notes Regarding the Use of Non-GAAP Financial Measures.”

[2]

Net Income before interest income, interest expense, other expense (income), provision for income taxes, depreciation, amortization, non-recurring stock-based compensation, restructuring costs, and third party transaction expenses associated with the acquisition of RiskMetrics. See Table 13 titled “Reconciliation of Adjusted EBITDA to Net Income” and information about the use of non-GAAP financial information provided under “Notes Regarding the Use of Non-GAAP Financial Measures.”

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Summary of Results for Fourth Quarter 2011 compared to Fourth Quarter 2010

Operating Revenues – See Table 4

Total operating revenues for the three months ended December 31, 2011 (fourth quarter 2011) increased $12.8 million, or 6.0%, to $226.1 million compared to $213.3 million for the three months ended November 30, 2010 (fourth quarter 2010). Total subscription revenues rose $13.0 million, or 7.3%, to $189.8 million and total asset-based fees increased $2.7 million, or 9.6%, to $31.1 million. Non-recurring revenues declined $2.9 million to $5.3 million.

By segment, Performance and Risk revenues rose $12.5 million, or 6.8%, to $197.6 million. The Performance and Risk segment is comprised of index and ESG (defined below) products, risk management analytics, portfolio management analytics, and energy and commodity analytics. Revenues for the Governance segment rose $0.3 million, or 1.0%, to $28.6 million.

Index and ESG products: Our index and ESG products primarily consist of index subscriptions, equity index asset-based fee products and environmental, social and governance (“ESG”) products. Revenues related to index and ESG products increased $9.5 million, or 10.5%, to $100.7 million. Index and ESG subscription revenue grew by $8.5 million, or 13.9%, to $69.7 million driven by double digit growth in benchmark product revenues. Revenues attributable to equity index asset-based fees rose $1.0 million, or 3.4%, to $31.1 million. The increase in asset-based fees was driven primarily by revenues from exchange traded products linked to MSCI indices.

Also included in the index and ESG revenues were $1.8 million of non-recurring revenues, which fell from $4.9 million in fourth quarter 2010, partially as a result of the absence of $1.7 million in non-recurring asset-based fees.

At the end of the fourth quarter 2011, assets under management in ETFs linked to MSCI indices were $301.6 billion, down $9.4 billion, or 3.0%, from the end of fiscal year 2010 but up $11.5 billion, or 4.0%, from the end of the third quarter 2011. ETFs linked to MSCI indices attracted net inflows of $1.0 billion in fourth quarter 2011 and $21.9 billion for all of fiscal year 2011.

Of the $301.6 billion in assets under management in ETFs linked to MSCI indices at the end of fourth quarter 2011, 39% were linked to emerging markets indices, 24% were linked to U.S. market indices, 34% were linked to other developed markets outside the U.S. and 3% were linked to other global indices.

See table 12 titled “ETF Assets Linked to MSCI Indices” for more details about assets under management in ETFs linked to MSCI indices.

Risk management analytics: Our risk management analytics products offer a consistent risk and performance assessment framework for managing and monitoring investments in a variety of asset classes and are based on our proprietary integrated fundamental multi-factor risk models, value-at-risk methodologies, performance attribution, and asset valuation models. Risk management analytics revenues were $62.0 million, up $4.1 million, or 7.0%, from fourth quarter 2010. Risk management analytics revenue growth was led by growth in revenues from the BarraOne and RiskManager product lines.

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Portfolio management analytics: Our portfolio management analytics products consist of analytics tools for equity and fixed income portfolio management. Revenues related to portfolio management analytics decreased by $0.9 million, or 2.8%, to $30.1 million.

Energy and commodity analytics: Our energy and commodity analytics products consist of software applications that help users value and model physical assets and derivatives across a number of market segments that include energy and commodity assets. Revenues from energy and commodity analytics products declined by $0.2 million, or 4.6%, to $4.6 million.

Governance: Our governance products consist of corporate governance products and services, including proxy research, recommendation and voting services for asset owners and asset managers as well as governance advisory and compensation services for corporations. It also includes forensic accounting research as well as class action monitoring and claims filing services to aid institutional investors in the recovery of funds from securities litigation. Governance revenues increased $0.3 million, or 1.0%, to $28.6 million in fourth quarter 2011 as a $1.2 million increase in subscription revenue more than offset a $0.9 million decline in non-recurring revenues to $2.0 million.

Operating Expenses – See Table 6

Total operating expense increased $1.9 million, or 1.3%, to $144.5 million in fourth quarter 2011 compared to fourth quarter 2010. Increased compensation and non-compensation expenses were partially offset by declines in restructuring costs, non-recurring stock-based compensation and depreciation and amortization expense.

Compensation costs: Total compensation costs rose $3.6 million, or 4.3%, to $85.9 million in fourth quarter 2011. Excluding non-recurring stock-based compensation expense, total compensation costs rose $6.4 million, or 8.2%, to $84.8 million. The increase in compensation expense was driven, in part, by a 16.9% increase in MSCI’s total number of employees compared to November 2010.

Non-compensation costs excluding depreciation and amortization: Total non-compensation operating expenses excluding depreciation and amortization, and restructuring costs rose $1.6 million, or 4.5%, to $37.7 million in fourth quarter 2011. The growth was driven by increases in technology costs, marketing and travel and entertainment expenses, recruiting costs and professional fees.

Cost of services: Total cost of services expenses were flat at $69.1 million. Within costs of services, compensation expenses increased slightly to $50.6 million and non-compensation expenses declined slightly to $18.5 million.

Selling, general and administrative expense (SG&A): Total SG&A expense increased by $5.2 million, or 10.6%, to $54.5 million. Within SG&A, compensation expenses increased by $3.5 million, or 10.8%, and non-compensation expenses increased by $1.8 million, or 10.1%.

Amortization of intangibles: Amortization of intangibles expense totaled $16.3 million, down $0.4 million, or 2.6%, from fourth quarter 2010.

Depreciation and amortization of property, plant and leasehold improvements: Depreciation and amortization expense declined by $1.1 million, or 19.0%, to $4.5 million as a result of assets reaching the end of their depreciable lives.

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Other Expense (Income), Net

Other expense (income), net for fourth quarter 2011 was $11.5 million, a decline of $8.1 million from fourth quarter 2010. Interest expense declined by $4.2 million versus the fourth quarter of 2010 as a result of both lower interest costs and a lower total level of outstanding indebtedness. The impact of foreign exchange movements resulted in a gain of $0.2 million in fourth quarter 2011 compared with a charge of $2.3 million in fourth quarter 2010.

During the fourth quarter, MSCI repaid $37.8 million of its term loan facility.

Provision for Income Taxes

The provision for income tax expense was $25.6 million for fourth quarter 2011, an increase of $4.8 million, or 23.2%, compared to $20.8 million for the same period in 2010, driven primarily by higher pre-tax income. The effective tax rate was 36.6% for fourth quarter 2011. The effective tax rate for fourth quarter 2010 was 40.7%.

Net Income and Earnings per Share – See Table 15

Net income increased $14.2 million, or 47.0%, to $44.5 million for fourth quarter 2011. The net income margin increased to 19.7% from 14.2% in fourth quarter 2010. Diluted EPS increased 44.0% to $0.36.

Adjusted net income, which excludes $11.1 million of after-tax impact of amortization of intangibles, non-recurring stock-based compensation expense, transaction expenses, restructuring costs and debt repayment and refinancing expenses, rose $11.2 million, or 25.4%, to $55.6 million. Adjusted EPS, which excludes the after-tax, per share impact of amortization of intangibles, non-recurring stock-based compensation expense, transaction expenses, restructuring costs and debt repayment and refinancing expenses totaling $0.09, rose 25.0% to $0.45.

See table 15 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS.”

Adjusted EBITDA – See Table 13

Adjusted EBITDA, which excludes, among other things, the impact of non-recurring stock-based compensation and restructuring costs, was $103.6 million, an increase of $4.7 million, or 4.8%, from fourth quarter 2010. Adjusted EBITDA margin declined to 45.8% from 46.4%.

By segment, Adjusted EBITDA for the Performance and Risk segment increased $6.4 million, or 7.1%, to $97.0 million from fourth quarter 2010. Adjusted EBITDA margin for this segment rose slightly to 49.1% from 48.9% in fourth quarter 2010. Adjusted EBITDA for the Governance segment declined by 20.1% to $6.7 million and the Adjusted EBITDA margin fell to 23.4% from 29.6%.

See Table 13 titled “Reconciliation of Adjusted EBITDA to Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

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Summary of Results for Fiscal Year 2011 compared to Fiscal Year 2010

Operating Revenues – See Table 5

Total operating revenues for the fiscal year ended December 31, 2011 (fiscal year 2011) increased $238.0 million, or 35.9%, to $900.9 million compared to $662.9 million for the fiscal year ended November 30, 2010 (fiscal year 2010). Total subscription revenue rose $194.7 million, or 36.2%, to $732.5 million, while asset-based fees rose $31.9 million, or 30.6%, to $136.0 million. Total non-recurring revenues increased $11.4 million, or 54.3%, to $32.5 million. Excluding the impact of the acquisitions of RiskMetrics and Measurisk, total revenues increased by $67.6 million, or 13.4%.

By product line, index and ESG products revenues grew 22.5% from fiscal year 2010. Risk management analytics revenues grew by 81.1%, driven largely by the acquisition of RiskMetrics. Portfolio management analytics revenues declined 3.5% and energy and other commodity analytics revenues fell 12.1%.

By segment, Performance and Risk revenues rose $177.0 million, or 29.3%, to $781.4 million for fiscal year 2011. Governance revenues rose $61.0 million, or 104.1%, to $119.6 million.

Operating Expenses – See Table 7

Total operating expenses increased $122.2 million, or 26.7%, to $578.9 million in fiscal year 2011 compared to fiscal year 2010. Operating expenses included restructuring costs of $3.6 million in fiscal year 2011 and $8.9 million in fiscal year 2010 as well as transaction expenses of $21.2 million in fiscal year 2010. Excluding these expenses, total operating expenses would have risen by $148.7 million, or 34.8%. The increase reflects increases of $78.5 million, or 39.5%, in cost of services, $22.7 million, or 11.9%, in SG&A expense, $2.0 million, or 11.6%, in depreciation and amortization expense and $24.2 million, or 58.2%, in amortization of intangibles.

Other Expense (Income), Net

Other expense (income), net for fiscal year 2011 was $58.6 million, an increase of $6.0 million from fiscal year 2010. The increase was driven by increased indebtedness resulting from our acquisition of RiskMetrics. Other expense (income), net includes debt repayment and refinancing expenses of $6.4 million in fiscal year 2011 and $8.3 million in fiscal year 2010.

Provision for Income Taxes

The provision for income tax expense was $90.0 million for fiscal year 2011, an increase of $28.6 million, or 46.7%, compared to $61.3 million for fiscal year 2010. Our effective tax rate for fiscal year 2011 was 34.2% compared to 40.0% for fiscal year 2010. The income tax provision for fiscal year 2011 was impacted by $4.2 million of certain non-recurring benefits relating to prior tax periods. Excluding that benefit, the effective tax rate was 35.7% in fiscal year 2011.

Net Income and Earnings per Share – See Table 15

Net income increased $81.3 million, or 88.2%, to $173.5 million and the net income margin increased to 19.3% from 13.9%. Diluted EPS rose by 74.1% to $1.41 from $0.81.

Adjusted net income, which excludes the after-tax impact of amortization of intangibles, non-recurring stock-based compensation expense, transaction expenses, debt repayment expenses, and restructuring costs totaling $53.8 million, rose $72.9 million, or 47.3%, to $227.3 million. Adjusted EPS, which excludes the after-tax, per share impact of amortization of intangibles, non-recurring stock-based compensation expense, transaction expenses, debt repayment expenses, and restructuring costs totaling $0.44, rose 37.0% to $1.85 in fiscal year 2011.

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See table 15 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS.”

Adjusted EBITDA – See Table 13

Adjusted EBITDA was $418.7 million, an increase of $111.1 million, or 36.1%, from fiscal year 2010. Adjusted EBITDA margin rose slightly to 46.5% from 46.4%.

By segment, Adjusted EBITDA for the Performance and Risk segment increased $95.8 million, or 32.9%, to $387.5 million from fiscal year 2010. Adjusted EBITDA margin rose to 49.6% from 48.3% in fiscal year 2010. Adjusted EBITDA for the Governance segment increased $15.3 million, or 96.0%, to $31.3 million and the Adjusted EBITDA margin fell to 26.2% from 27.2%.

See Table 13 titled “Reconciliation of Adjusted EBITDA to Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Summary of Results for Fiscal Year 2011 compared to Pro Forma Fiscal Year 2010

Operating Revenues – See Table 5

Total operating revenues for fiscal year 2011 compared to pro forma fiscal year 2010 rose $84.5 million, or 10.4%, to $900.9 million. Excluding the impact of the acquisition of Measurisk, which was acquired in third quarter 2010, revenues grew 9.3%. Subscription revenue rose $53.5 million, or 7.9%, to $732.5 million, driven by growth in index and ESG subscriptions and risk management analytics. Asset-based fees rose $31.9 million, or 30.6%, to $136.0 million. Non-recurring revenues fell by $0.9 million, or 2.6%, to $32.5 million, as lower governance and lower index and ESG revenues more than offset growth in non-recurring risk management analytics revenues.

By segment, Performance and Risk revenues rose $88.2 million, or 12.7%, to $781.4 million. Governance revenues declined $3.7 million, or 3.0%, to $119.6 million.

Operating Expenses – See Table 7

Compared to pro forma fiscal year 2010, total operating expense for fiscal year 2011 increased $11.7 million, or 2.1%, to $578.9 million.

Total compensation expense excluding non-recurring stock-based compensation increased $19.0 million, or 6.0%, to $338.2 million. Non-compensation costs excluding depreciation and amortization and restructuring costs increased $3.3 million, or 2.4%, to $144.0 million.

Compared to pro forma fiscal year 2010, total cost of services rose $4.2 million, or 1.5%, to $277.1 million. The growth was driven by an increase of $2.0 million, or 1.0%, in compensation excluding non-recurring stock-based compensation expense and a $3.7 million, or 5.2%, increase in non-compensation expenses, partially offset by a decline in non-recurring stock-based compensation.

Total SG&A increased $13.7 million, or 6.9%, to $213.0 million in fiscal year 2011. The increase was driven by growth of $17.0 million, or 14.0%, in compensation excluding non-recurring stock-based compensation partially offset by a decline of $3.0 million in non-recurring stock-based compensation and a small decline in non-compensation expenses.

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Net Income and Adjusted EBITDA – See Table 14

Compared to pro forma fiscal year 2010, net income increased $62.6 million, or 56.5%, to $173.5 million from $110.8 million.

Compared to pro forma fiscal year 2010, fiscal year 2011 Adjusted EBITDA increased $62.2 million, or 17.4%, to $418.7 million and the Adjusted EBITDA margin expanded to 46.5% from 43.7%. By segment, Performance and Risk Adjusted EBITDA rose $63.2 million, or 19.5%, to $387.5 million. The margin expanded to 49.6% from 46.8%. Governance Adjusted EBITDA fell $1.0 million, or 3.1%, to $31.3 million and the Adjusted EBITDA margin was flat at 26.2%.

See Table 14 titled “Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Conference Call Information

Investors will have the opportunity to listen to MSCI Inc.’s senior management review fourth quarter and fiscal year 2011 results on Thursday, February 2, 2012 at 11:00 am Eastern Time. To listen to the live event, visit the investor relations section of MSCI’s website, http://ir.msci.com/events.cfm, or dial 1-877-312-9206 within the United States. International callers dial 1-408-774-4001.

An audio recording of the conference call will be available on our website approximately two hours after the conclusion of the live event and will be accessible through February 8, 2012. To listen to the recording, visit http://ir.msci.com/events.cfm, or dial 1-855-859-2056 (passcode: 43052585) within the United States. International callers dial 1-404-537-3406 (passcode: 43052585).

About MSCI Inc.

MSCI Inc. is a leading provider of investment decision support tools to investors globally, including asset managers, banks, hedge funds and pension funds. MSCI products and services include indices, portfolio risk and performance analytics, and governance tools.

The company’s flagship product offerings are: the MSCI equity indices to which there are approximately $7 trillion in assets1 benchmarked worldwide; Barra portfolio risk and performance analytics covering global equity and fixed income markets; RiskMetrics market and credit risk analytics; ISS governance research and outsourced proxy voting and reporting services; FEA valuation models and risk management software for the energy and commodities markets; and CFRA forensic accounting risk research, legal/regulatory risk assessment, and due-diligence. MSCI is headquartered in New York, with research and commercial offices around the world. MSCI#IR

1	As of June 30, 2011. Estimate based on eVestment, Lipper and Bloomberg data

For further information on MSCI Inc. or our products please visit www.msci.com.

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MSCI Inc. Contact:

Edings Thibault, MSCI, New York	+ 1.212.804.5273

For media inquiries please contact:

Patrick Clifford, Abernathy MacGregor, New York	+ 1.212.371.5999

Sally Todd | Kristy Fitzpatrick, MHP Communications, London	+ 44.20.3128.8100

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue”, or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended November 30, 2010 and filed with the Securities and Exchange Commission (SEC) on January 31, 2011, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered as alternative measures for the most directly comparable GAAP financial measures. These measures are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

Adjusted EBITDA is defined as net income before provision for income taxes, other net expense and income, depreciation and amortization, non-recurring stock-based compensation expense, restructuring costs, and third party transaction expenses related to the acquisition of RiskMetrics.

Adjusted net income and Adjusted EPS are defined as net income and EPS, respectively, before provision for non-recurring stock-based compensation expenses, amortization of intangible assets, third party transaction expenses related to the acquisition of RiskMetrics, restructuring costs, and the accelerated interest expense resulting from the termination of an interest rate swap and the accelerated amortization or write off of deferred financing and debt discount costs as a result of debt repayment (debt repayment expenses), as well as for any related tax effects.

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We believe that adjustments related to restructuring costs, transaction expenses and debt repayment expenses are useful to management and investors because it allows for an evaluation of MSCI’s underlying operating performance by excluding the costs incurred in connection with the acquisition of RiskMetrics. Additionally, we believe that adjusting for non-recurring stock-based compensation expenses, debt repayment and refinancing expenses and the amortization of intangible assets may help investors compare our performance to that of other companies in our industry as we do not believe that other companies in our industry have as significant a portion of their operating expenses represented by these items. We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA, Adjusted net income and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies.

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Table 2: MSCI Inc. Consolidated Statement of Income (unaudited)

	Three Months Ended			Fiscal Year Ended
	December 31,	November 30,	September 30,	December 31,	November 30,
In thousands, except per share data	2011	2010	2011	2011	2010
Operating revenues	$226,134	$213,318	$225,026	$900,941	$662,901
Operating expenses
Cost of services	69,121	69,131	68,968	277,147	198,626
Selling, general and administrative	54,509	49,300	53,724	212,972	190,244
Restructuring costs	125	1,943	(1,002)	3,594	8,896
Amortization of intangibles	16,268	16,694	16,422	65,805	41,599
Depreciation and amortization of property, equipment and leasehold improvements	4,478	5,530	4,669	19,425	17,413

Total operating expenses	$144,501	$142,598	$142,781	$578,943	$456,778

Operating income	$81,633	$70,720	$82,245	$321,998	$206,123
Operating margin	36.1%	33.2%	36.5%	35.7%	31.1%
Interest income	(335)	(128)	(184)	(848)	(993)
Interest expense	13,267	17,495	13,113	55,819	51,337
Other expense (income)	(1,427)	2,274	(983)	3,614	2,288

Other expenses (income), net	$11,505	$19,641	$11,946	$58,585	$52,632

Income before taxes	70,128	51,079	70,299	263,413	153,491
Provision for income taxes	25,642	20,813	20,512	89,959	61,321

Net income	$44,486	$30,266	$49,787	$173,454	$92,170

Net Income Margin	19.7%	14.2%	22.1%	19.3%	13.9%
Earnings per basic common share	$0.37	$0.25	$0.41	$1.43	$0.82

Earnings per diluted common share	$0.36	$0.25	$0.40	$1.41	$0.81

Weighted average shares outstanding used in computing earnings per share
Basic	121,146	119,309	120,831	120,717	112,074

Diluted	122,536	121,172	122,303	122,276	113,357

Table 3: MSCI Inc. Selected Balance Sheet Items (unaudited)

	As of
	December 31,	December 31,
	2011	2010
Cash and cash equivalents	$252,211	$269,423
Short-term investments	140,490	72,817
Trade receivables, net of allowances	180,566	137,988

Deferred revenue	$289,217	$268,807
Current maturites of long-term debt	10,339	54,932
Long-term debt, net of current maturities	1,066,548	1,207,966

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Table 4: Fourth Quarter 2011 Operating Revenues by Product Category and Revenue Type

	Three Months Ended			% Change from
	December 31,	November 30,	September 30,	November 30,	September 30,
	2011	2010	2011	2010	2011
Index and ESG products
Subscriptions	$69,677	$61,147	$66,279	13.9%	5.1%
Asset-based fees	31,057	30,041	35,030	3.4%	(11.3%)

Index and ESG products total	100,734	91,188	101,309	10.5%	(0.6%)
Risk management analytics	62,037	57,963	61,861	7.0%	0.3%
Portfolio management analytics	30,149	31,010	30,263	(2.8%)	(0.4%)
Energy and commodity analytics	4,647	4,871	2,797	(4.6%)	66.1%

Total Performance and Risk revenues	197,567	185,032	196,230	6.8%	0.7%

Total Governance revenues	28,567	28,286	28,796	1.0%	(0.8%)

Total operating revenues	$226,134	$213,318	$225,026	6.0%	0.5%

Subscriptions	189,763	176,791	183,735	7.3%	3.3%
Asset-based fees	31,057	28,330	35,030	9.6%	(11.3%)
Non-recurring revenues	5,314	8,197	6,261	(35.2%)	(15.1%)

Total operating revenues	$226,134	$213,318	$225,026	6.0%	0.5%

Table 5: Fiscal Year 2011 Operating Revenues by Product Category and Revenue Type

	Fiscal Year Ended			% Change from
	December 31,	November 30,	Pro forma	November 30,	Pro forma
	2011	2010	2010	2010	2010
Index and ESG products
Subscriptions	$264,390	$224,600	$233,667	17.7%	13.1%
Asset-based fees	140,243	105,799	105,799	32.6%	32.6%

Index and ESG products total	404,633	330,399	339,466	22.5%	19.2%
Risk management analytics	243,570	134,521	214,327	81.1%	13.6%
Portfolio management analytics	118,889	123,159	123,159	(3.5%)	(3.5%)
Energy and commodity analytics	14,263	16,228	16,226	(12.1%)	(12.1%)

Total Performance and Risk revenues	781,355	604,307	693,178	29.3%	12.7%

Total Governance revenues	119,586	58,594	123,241	104.1%	(3.0%)

Total operating revenues	$900,941	$662,901	$816,419	35.9%	10.4%

Subscriptions	732,473	537,768	678,968	36.2%	7.9%
Asset-based fees	135,981	104,084	104,084	30.6%	30.6%
Non-recurring revenues	32,487	21,049	33,367	54.3%	(2.6%)

Total operating revenues	$900,941	$662,901	$816,419	35.9%	10.4%

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Table 6: Additional Fourth Quarter 2011 Operating Expense Detail

	Three Months Ended			% Change from
	December 31,	November 30,	September 30,	November 30,	September 30,
In thousands	2011	2010	2011	2010	2011
Cost of services
Compensation	$50,132	$48,849	$50,114	2.6%	0.0%
Non-recurring stock-based compensation	443	1,617	470	(72.6%)	(5.8%)

Total compensation	$50,575	$50,466	$50,584	0.2%	(0.0%)
Non-compensation	18,546	18,665	18,384	(0.6%)	0.9%

Total cost of services	$69,121	$69,131	$68,968	(0.0%)	0.2%
Selling, general and administrative
Compensation	$34,672	$29,508	$34,874	17.5%	(0.6%)
Non-recurring stock-based compensation	701	2,410	820	(70.9%)	(14.6%)

Total compensation	$35,373	$31,918	$35,694	10.8%	(0.9%)
Transaction expenses	—	—	—	n/m	n/m
Non-compensation	19,136	17,382	18,030	10.1%	6.1%

Total selling, general and administrative	$54,509	$49,300	$53,724	10.6%	1.5%
Restructuring costs	125	1,943	(1,002)	(93.6%)	(112.4%)
Amortization of intangibles	16,268	16,694	16,422	(2.6%)	(0.9%)
Depreciation and amortization	4,478	5,530	4,669	(19.0%)	(4.1%)

Total operating expenses	$144,501	$142,598	$142,781	1.3%	1.2%

In thousands
Total non-recurring stock-based compensation	$1,144	$4,027	$1,290	(71.6%)	(11.3%)
Compensation excluding non-recurring comp	84,804	78,357	84,988	8.2%	(0.2%)
Transaction expenses	—	—	—	n/m	n/m
Non-compensation excluding transaction expenses	37,682	36,047	36,414	4.5%	3.5%
Restructuring costs	125	1,943	(1,002)	(93.6%)	(112.4%)
Amortization of intangibles	16,268	16,694	16,422	(2.6%)	(0.9%)
Depreciation and amortization	4,478	5,530	4,669	(19.0%)	(4.1%)

Total operating expenses	$144,501	$142,598	$142,781	1.3%	1.2%

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Table 7: Additional Fiscal Year 2011 Operating Expense Detail

	Fiscal Year Ended			% Change from
	December 31,	November 30,	Pro forma FY	November 30,	Pro forma FY
In thousands	2011	2010	2010	2010	2010
Cost of services
Compensation	$199,447	$142,485	$197,417	40.0%	1.0%
Non-recurring stock-based compensation	3,150	4,639	4,639	(32.1%)	(32.1%)

Total compensation	$202,597	$147,124	$202,056	37.7%	0.3%
Non-compensation	74,550	51,502	70,883	44.8%	5.2%

Total cost of services	$277,147	$198,626	$272,939	39.5%	1.5%

Selling, general and administrative
Compensation	$138,722	$102,144	$121,722	35.8%	14.0%
Non-recurring stock-based compensation	4,768	7,727	7,727	(38.3%)	(38.3%)

Total compensation	$143,490	$109,871	$129,449	30.6%	10.8%
Transaction expenses	—	21,206	—	(100.0%)	n/m
Non-compensation	69,482	59,167	69,841	17.4%	(0.5%)

Total selling, general and administrative	$212,972	$190,244	$199,290	11.9%	6.9%
Restructuring costs	3,594	8,896	8,896	(59.6%)	(59.6%)
Amortization of intangibles	65,805	41,599	64,477	58.2%	2.1%
Depreciation and amortization	19,425	17,413	21,660	11.6%	(10.3%)

Total operating expenses	$578,943	$456,778	$567,262	26.7%	2.1%

In thousands
Total non-recurring stock-based compensation	$7,918	$12,366	$12,366	(36.0%)	(36.0%)
Compensation excluding non-recurring comp	338,169	244,629	319,139	38.2%	6.0%
Transaction expenses	—	21,206	—	(100.0%)	n/m
Non-compensation excluding transaction expenses	144,032	110,669	140,724	30.1%	2.4%
Restructuring costs	3,594	8,896	8,896	(59.6%)	(59.6%)
Amortization of intangibles	65,805	41,599	64,477	58.2%	2.1%
Depreciation and amortization	19,425	17,413	21,660	11.6%	(10.3%)

Total operating expenses	$578,943	$456,778	$567,262	26.7%	2.1%

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Table 8: Summary Fourth Quarter 2011 Segment Information

	Three Months Ended			% Change from
	December 31,	November 30,	September 30,	November 30,	September 30,
In thousands	2011	2010	2011	2010	2011
Revenues
Performance and Risk	$197,567	$185,032	$196,230	6.8%	0.7%
Governance	28,567	28,286	28,796	1.0%	(0.8%)

Total Operating revenues	$226,134	$213,318	$225,026	6.0%	0.5%

Operating Income
Performance and Risk	79,046	67,743	78,957	16.7%	0.1%
Margin	40.0%	36.6%	40.2%
Governance	2,587	2,977	3,288	(13.1%)	(21.3%)
Margin	9.1%	10.5%	11.4%
Total Operating Income	$81,633	$70,720	$82,245	15.4%	(0.7%)
Margin	36.1%	33.2%	36.5%

Adjusted EBITDA
Performance and Risk	96,964	90,552	99,549	7.1%	(2.6%)
Margin	49.1%	48.9%	50.7%
Governance	6,684	8,362	7,446	(20.1%)	(10.2%)
Margin	23.4%	29.6%	25.9%
Total Adjusted EBITDA	$103,648	$98,914	$106,995	4.8%	(3.1%)
Margin	45.8%	46.4%	47.5%

Table 9: Summary Fiscal Year 2011 Segment Information

	Fiscal Year Ended			% Change from
	December 31,	November 30,	Pro forma FY	November 30,	Pro forma FY
In thousands	2011	2010	2010	2010	2010
Revenues
Performance and Risk	$781,355	$604,307	$693,178	29.3%	12.7%
Governance	119,586	58,594	123,241	104.1%	(3.0%)

Total Operating revenues	$900,941	$662,901	$816,419	35.9%	10.4%

Operating Income
Performance and Risk	310,504	200,369	235,883	55.0%	31.6%
Margin	39.7%	33.2%	34.0%
Governance	11,494	5,754	13,274	99.7%	(13.4%)
Margin	9.6%	9.8%	10.8%
Total Operating Income	$321,998	$206,123	$249,157	56.2%	29.2%
Margin	35.7%	31.1%	30.5%

Adjusted EBITDA
Performance and Risk	387,459	291,642	324,283	32.9%	19.5%
Margin	49.6%	48.3%	46.8%
Governance	31,281	15,961	32,273	96.0%	(3.1%)
Margin	26.2%	27.2%	26.2%
Total Adjusted EBITDA	$418,740	$307,603	$356,556	36.1%	17.4%
Margin	46.5%	46.4%	43.7%

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Table 10: Key Operating Metrics

	As of or For the Quarter Ended			% Change from
	December 31,		September 30,	December 31,	September 30,
Dollars in thousands	2011	2010	2011	2010	2011
Run Rates [1]
Index and ESG products
Subscriptions	$269,780	$236,157	$264,722	14.2%	1.9%
Asset-based fees	119,706	117,866	117,928	1.6%	1.5%

Index and ESG products total	389,486	354,023	382,650	10.0%	1.8%
Risk management analytics	250,967	233,504	251,804	7.5%	(0.3%)
Portfolio management analytics	118,354	115,158	119,220	2.8%	(0.7%)
Energy and commodity analytics	14,928	15,288	15,343	(2.3%)	(2.7%)

Total Performance and Risk Run Rate	$773,735	$717,973	$769,017	7.8%	0.6%

Governance Run Rate	108,251	105,036	107,152	3.1%	1.0%

Total Run Rate	$881,986	$823,009	$876,169	7.2%	0.7%

Subscription total	762,280	705,143	758,241	8.1%	0.5%
Asset-based fees total	119,706	117,866	117,928	1.6%	1.5%

Total Run Rate	$881,986	$823,009	$876,169	7.2%	0.7%

Subscription Run Rate by region
% Americas	52%	53%	53%
% non-Americas	48%	47%	47%

New Recurring Subscription Sales	$35,444	$33,742	$31,661	5.0%	11.9%
Subscription Cancellations	(27,245)	(30,174)	(15,364)	(9.7%)	77.3%

Net New Recurring Subscription Sales	$8,199	$3,568	$16,297	129.8%	(49.7%)
Non-recurring sales	$7,459	$11,819	$6,561	(36.9%)	13.7%

Employees	2,429	2,099	2,277	15.7%	6.7%

% Employees by location
Developed Market Centers	61%	70%	62%
Emerging Market Centers	39%	30%	38%

1	The run rate at a particular point in time represents the forward-looking fees for the next 12 months from all subscriptions and investment product licenses we currently provide to our clients under renewable contracts assuming all contracts that come up for renewal are renewed and assuming then-current exchange rates. For any subscription or license whose fees are linked to an investment product’s assets or trading volume, the run rate calculation reflects an annualization of the most recent periodic fee earned under such license or subscription. The run rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we remove from the run rate the fees associated with any subscription or investment product license agreement with respect to which we have received a notice of termination or non-renewal during the period and we have determined that such notice evidences the client’s final decision to terminate or not renew the applicable subscription or agreement, even though the notice is not effective until a later date.

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Table 11: Supplemental Operating Metrics

Recurring Subscription Sales & Subscription Cancellations

	Three Months Ended 2010				Three Months Ended 2011				Year ended
	March	June	September	December	March	June	September	December	Dec. 2010	Dec. 2011
New Recurring Subscription Sales	$26,831	$33,847	$35,373	$33,742	$34,612	$30,298	$31,661	$35,444	$129,793	$132,015
Subscription Cancellations	(19,379)	(18,222)	(19,654)	(30,174)	(14,402)	(14,965)	(15,364)	(27,245)	(87,429)	(71,976)

Net New Recurring Subscription Sales	$7,452	$15,625	$15,719	$3,568	$20,210	$15,333	$16,297	$8,199	$42,364	$60,039

Aggregate & Core Retention Rates

	Three Months Ended 2010				Three Months Ended 2011				Year Ended
	March	June	September	December	March	June	September	December	Dec. 2010	Dec. 2011
Aggregate Retention Rate [1]
Index and ESG products	94.4%	90.2%	92.4%	89.8%	95.0%	92.8%	95.2%	89.3%	91.7%	93.1%
Risk management analytics	83.4%	92.0%	87.7%	85.6%	94.2%	92.2%	92.1%	80.8%	87.5%	89.5%
Portfolio management analytics	88.9%	84.5%	82.2%	63.1%	88.6%	91.4%	86.6%	87.2%	79.7%	88.4%
Energy & commodity analytics	80.7%	86.8%	90.3%	81.7%	76.9%	88.8%	89.3%	75.0%	84.9%	82.5%
Total Performance and Risk	88.7%	89.4%	88.3%	82.1%	93.0%	92.2%	92.2%	85.2%	87.3%	90.5%

Total Governance	84.8%	85.6%	87.1%	80.1%	85.0%	90.4%	86.2%	80.6%	84.4%	85.6%

Total Aggregate Retention Rate	88.1%	88.8%	88.1%	81.8%	91.8%	91.9%	91.3%	84.5%	86.8%	89.8%

Core Retention Rate [1]
Index and ESG products	95.1%	90.7%	92.6%	90.1%	95.2%	92.8%	95.2%	89.3%	92.1%	93.1%
Risk management analytics	85.2%	92.5%	90.0%	85.6%	94.2%	92.7%	92.1%	81.0%	88.6%	90.0%
Portfolio management analytics	90.9%	86.7%	86.0%	64.1%	89.9%	93.2%	88.3%	88.3%	81.9%	89.9%
Energy & commodity analytics	80.7%	86.8%	90.3%	81.2%	76.9%	88.8%	91.3%	75.0%	84.7%	83.0%
Total Performance and Risk	90.1%	90.3%	90.1%	82.4%	93.4%	92.7%	92.6%	85.5%	88.3%	91.0%

Total Governance	84.8%	85.6%	87.1%	80.1%	85.0%	90.4%	86.3%	80.6%	84.4%	85.6%

Total Core Retention Rate	89.2%	89.5%	89.6%	82.0%	92.1%	92.4%	91.6%	84.8%	87.7%	90.2%

[1]

The quarterly Aggregate Retention Rates are calculated by annualizing the cancellations for which we have received a notice of termination or non-renewal during the quarter and we have determined that such notice evidences the client’s final decision to terminate or not renew the applicable subscription or agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the quarter. The Aggregate Retention Rate is computed on a product-by-product basis. Therefore, if a client reduces the number of products to which it subscribes or switches between our products, we treat it as a cancellation. In addition, we treat any reduction in fees resulting from renegotiated contracts as a cancellation in the calculation to the extent of the reduction. For the calculation of the Core Retention Rate the same methodology is used except the amount of cancellations in the quarter is reduced by the amount of product swaps.

Table 12: ETF Assets Linked to MSCI Indices1

	Three Months Ended 2010				Three Months Ended 2011				Year Ended
In Billions	March	June	September	December	March	June	September	December	Dec. 2010	Dec. 2011
Beginning Period AUM in ETFs linked to MSCI Indices	$243.0	$255.4	$236.8	$290.7	$333.3	$350.1	$360.5	$290.1	$243.0	$333.3
Cash Inflow/ Outflow	4.9	11.9	14.9	21.9	6.7	14.2	(0.0)	1.0	53.6	21.9
Appreciation/Depreciation	7.5	(30.5)	39.0	20.7	10.1	(3.8)	(70.4)	10.5	36.7	(53.6)

Period End AUM in ETFs linked to MSCI Indices	$255.4	$236.8	$290.7	$333.3	$350.1	$360.5	$290.1	$301.6	$333.3	$301.6

Period Average AUM in ETFs linked to MSCI Indices	$242.8	$249.6	$263.7	$317.0	$337.6	$356.8	$329.1	$305.0	$270.7	$333.5

[1]	ETF assets under management calculation methodology is ETF net asset value multiplied by shares outstanding.

Source: Bloomberg and MSCI

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Table 13: Reconciliation of Adjusted EBITDA to Net Income

		Three Months Ended December 31, 2011			Three Months Ended November 30, 2010
		Performance and Risk	Governance	Total	Performance and Risk	Governance	Total
Net Income				$44,486			$30,266
Plus:	Provision for income taxes			25,642			20,813
Plus:	Other expense (income), net			11,505			19,641

Operating income		$79,046	$2,587	$81,633	$67,743	$2,977	$70,720

Plus:	Non-recurring stock-based comp	1,015	129	1,144	4,027	—	4,027
Plus:	Transaction costs	—	—	—	—	—	—
Plus:	Depreciation and amortization	3,595	883	4,478	4,797	733	5,530
Plus:	Amortization of intangible assets	12,927	3,341	16,268	13,344	3,350	16,694
Plus:	Restructuring costs	381	(256)	125	641	1,302	1,943

Adjusted EBITDA		$96,964	$6,684	$103,648	$90,552	$8,362	$98,914

		Year Ended December 31, 2011			Year Ended November 30, 2010
		Performance and Risk	Governance	Total	Performance and Risk	Governance	Total
Net Income				$173,454			$92,170
Plus:	Provision for income taxes			89,959			61,321
Plus:	Other expense (income), net			58,585			52,632

Operating income		$310,504	$11,494	$321,998	$200,369	$5,754	$206,123

Plus:	Non-recurring stock-based comp	7,446	472	7,918	12,366	—	12,366
Plus:	Transaction costs	—	—	—	21,206	—	21,206
Plus:	Depreciation and amortization	15,144	4,281	19,425	16,129	1,284	17,413
Plus:	Amortization of intangible assets	52,414	13,391	65,805	34,899	6,700	41,599
Plus:	Restructuring costs	1,951	1,643	3,594	6,673	2,223	8,896

Adjusted EBITDA		$387,459	$31,281	$418,740	$291,642	$15,961	$307,603

Table 14: Reconciliation of Fiscal Year 2010 Pro Forma Adjusted EBITDA to Pro Forma Net Income

		Pro Forma Fiscal Year 2010
		Performance and Risk	Governance	Total
Net Income				$110,831
Plus:	Provision for income taxes			66,896
Plus:	Other expense (income), net			71,430

Operating income		$235,883	$13,274	$249,157

Plus:	Non-recurring stock-based comp	12,366	—	12,366
Plus:	Transaction costs	—	—	—
Plus:	Depreciation and amortization	18,224	3,436	21,660
Plus:	Amortization of intangible assets	51,137	13,340	64,477
Plus:	Restructuring costs	6,673	2,223	8,896

Adjusted EBITDA		$324,283	$32,273	$356,556

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Table 15: Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS

	Three Months Ended			Twelve Months Ended
	December 31,	November 30,	September 30,	December 31,	November 30,
	2011	2010	2011	2011	2010
GAAP - Net income	$44,486	$30,266	$49,786	$173,454	$92,170
Plus: Non-recurring stock based comp	1,144	4,027	1,290	7,918	12,366
Plus: Amortization of intangible assets	16,268	16,694	16,422	65,805	41,599
Plus: Transaction costs[1]	—	—	—	—	22,040
Plus: Debt repayment and refinancing expenses[2]	—	—	—	6,404	8,274
Plus: Restructuring costs	126	1,943	(1,003)	3,594	8,896
Less: Income tax effect[3]	(6,463)	(8,610)	(5,585)	(29,913)	(31,015)

Adjusted net income	$55,561	$44,320	$60,910	$227,262	$154,330

Adjusted EPS - diluted

GAAP - EPS	$0.36	$0.25	$0.40	$1.41	$0.81
Plus: Non-recurring stock based comp	0.01	0.03	0.01	0.06	0.11
Plus: Amortization of intangible assets	0.13	0.14	0.13	0.54	0.36
Plus: Transaction costs[1]	0.00	0.00	0.00	0.00	0.19
Plus: Debt repayment and refinancing expenses[2]	0.00	0.00	0.00	0.05	0.07
Plus: Restructuring costs	0.00	0.02	(0.01)	0.03	0.08
Less: Income tax effect[3]	(0.05)	(0.08)	(0.04)	(0.24)	(0.27)

Adjusted EPS	$0.45	$0.36	$0.49	$1.85	$1.35

[1]	Third party transaction expenses related to the acquisition of RiskMetrics.
[2]

In the first quarter of 2011, MSCI repaid $88.0 million of its outstanding term loan. At the same time, MSCI repriced the remaining $1.125 million loan. As a result, MSCI recorded $6.1 million of underwriting fees in conjunction with the repricing and $0.3 million of accelerated write-down of deferred financing expense related to the $88 million repayment. MSCI also incurred $8.3 million of expenses in fiscal year 2010 resulting from the refinancing of its indebtedness to complete the acquisition of RiskMetrics.

[3]

For the purposes of calculating Adjusted EPS, non-recurring stock based compensation, amortization of intangible assets, debt repayment and refinancing expenses, and restructuring costs are assumed to be taxed at the effective tax rate excluding transaction costs and, in 2011, non-recurring benefits of $4.2 million. For fourth quarter 2011, the rate is 36.6%. For fourth quarter 2010, the effective tax rate excluding transaction costs was 39.9%. For fiscal year 2011, the rate is 35.7% and for fiscal year 2010, the rate was 37.4%.

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